Green & Frost, Inc.
Certified Public Accountants

November 4, 1998

Securities & Exchange Commission
450 Fifth Street N.W.
Washington, D.C.


Re:  Holloman Corporation
File No.  333-58987


Gentlemen:

We have reviewed the disclosure in the Holloman Corporation Registration Statement referred to above regarding our not being retained as auditors of Holloman Construction Company for the audit of the fiscal year ended November 1, 1997. We agree with the statements set forth in the Registration Statement.

Very truly yours,

Green & Frost, Inc.

                                   Paul Frost, CPA
                               /S/ Paul Frost, CPA

                                  Paul Frost, CPA
                                 Vice President
                                 Paul Frost, CPA
                                 Vice President